Exhibit 4.1

8¾% Senior Notes due 2013

of

IPSCO INC.

__________________

FOURTH SUPPLEMENTAL INDENTURE
Dated as of July 5, 2007

to the

INDENTURE
Dated as of June 18, 2003

___________________

WELLS FARGO BANK, N.A.,

as Trustee

This FOURTH SUPPLEMENTAL INDENTURE, dated as of July 5, 2007 (this “Fourth Supplemental Indenture”), to the Indenture dated as of June 18, 2003 (as amended on February 13, 2006, December 1, 2006 and December 29, 2006, the “Indenture”), among IPSCO INC., a company incorporated under the laws of Canada (the “Company”), the Guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, N.A. (as successor by merger with Wells Fargo Bank Minnesota N.A.), as Trustee (the “Trustee”).

RECITALS

A.           The Company, the Guarantors and the Trustee have entered into the Indenture, pursuant to which the Company’s 8¾% Senior Notes due 2013 (the “Notes”) were originally issued.

B.           Section 8.02 of the Indenture provides that, with the consent of at least a majority in principal amount of the outstanding Notes, the Company and the Guarantors may direct the Trustee to amend certain provisions of the Indenture as set forth below and, with the consent of two-thirds in principal amount of the outstanding Notes, may direct the Trustee to amend Section 4.15 (“Change of Control Offer”) of the Indenture.

C.           The Company has offered to purchase any and all of the Notes for cash, upon the terms and subject to the conditions set forth in that certain Offer to Purchase and Consent Solicitation Statement dated June 18, 2007 (the “Offer to Purchase”).

D.           Under the terms of the Offer to Purchase, holders that tender their Notes in accordance with the terms of the Offer to Purchase are deemed to consent to certain amendments to the Indenture which would permanently delete or amend certain of the covenants, events of default and other related provisions of the Indenture (the “Proposed Amendments”).

E.           In accordance with the terms of the Indenture, holders representing in excess of two-thirds in principal amount of the Notes have tendered their Notes and consented to the Proposed Amendments to be effected by this Fourth Supplemental Indenture.

F.           All other conditions precedent and requirements necessary to make this Fourth Supplemental Indenture, when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms (subject to the provisions of this Fourth Supplemental Indenture becoming operative as provided in Section 2 below), have been performed and fulfilled.

NOW, THEREFORE, the parties hereto agree as follows (defined terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture):

1.           Amendments to the Indenture.

1.1           Deletions.

(a)           Subject to Section 2 hereof, the text contained in each of the following Sections of the Indenture is hereby deleted in its entirety and replaced, in each case, with “[Intentionally omitted]:”

•	Section 4.02 “Reports to Holders;”

•	Section 4.03 “Waiver of Stay, Extension or Usury Laws;”

•	Section 4.04 “Compliance Certificate;”

•	Section 4.05 “Taxes;”

•	Section 4.06 “Limitations on Additional Indebtedness;”

•	Section 4.07 “Limitations on Restricted Payments;”

•	Section 4.08 “Limitations on Liens;”

•	Section 4.09 “Limitations on Transactions with Affiliates;”

•	Section 4.10 “Limitations on Asset Sales;”

•	Section 4.11 “Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries;”

•	Section 4.12 “Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries;”

•	Section 4.14 “Legal Existence;”

•	Section 4.15 “Change of Control Offer;”

•	Section 4.18 “Limitations on Layering Indebtedness;”

•	Section 4.19 “Limitations on Designation of Unrestricted Subsidiaries;”

•	Section 4.20 “Limitations on Sale and Leaseback Transactions;”

•	Section 4.21 “Conduct of Business;”

•	Section 5.01 (2) and (3) “Limitation on Mergers, Amalgamations, Consolidations, Etc.;” and

•	Section 6.01 (3), (4), (5) and (6) “Certain Events of Default.”

(b)           All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in the Article, Sections and Subsections of the Indenture deleted as set forth above in this Section 1.1 of this Fourth Supplemental Indenture are hereby deleted in their entirety.

2.           Confirmations: Effectiveness.  As amended by this Fourth Supplemental Indenture, the Indenture and the Notes are ratified and confirmed in all respects, and the Indenture as so amended shall be read, taken and construed as one and the same instrument.  The provisions of this Fourth Supplemental Indenture shall become effective as of the date hereof, but the Proposed Amendments will become operative only upon the Settlement Date (as defined in the Offer to Purchase).

3.           Corresponding Amendments to Notes.  Each Note is hereby amended to make the terms of such Note consistent with the terms of the Indenture, as amended by this Fourth Supplemental Indenture.  To the extent of any conflict between the terms of the Notes and the terms of the Indenture, as supplemented by this Fourth Supplemental Indenture, the terms of the Indenture, as supplemented by this Fourth Supplemental Indenture, shall govern and be controlling.

4.           Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

5.           Trust Indenture Act.  If and to the extent that any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision included in this Fourth Supplemental Indenture or in the Indenture, which is required to be included in this Fourth Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision of the TIA shall control.

6.           Governing Law.  This Fourth  Supplemental Indenture shall be deemed governed by, and construed in accordance with, the internal laws of the State of New York, but without giving effect to applicable principles of conflicts of law thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

7.           Conflicts.  To the extent of any inconsistency between the terms of the Indenture and this Fourth Supplemental Indenture, the terms of this Fourth Supplemental Indenture will control.

8.           Counterparts.  This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which counterparts together shall constitute but one and the same instrument.

9.           Entire Agreement.  This Fourth Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

IPSCO INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO ENTERPRISES INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

ULTRA PREMIUM OILFIELD SERVICES LTD.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

UPOS, L.L.C.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

UPOS GP, L.L.C.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

NS GROUP, INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO TUBULARS (KY) INCORPORATED

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO KOPPEL TUBULARS CORPORATION

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO TUBULARS (OK) INCORPORATED

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO TUBULARS INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO TEXAS INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO STEEL INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO AFC INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO STEEL (ALABAMA) INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO RECYCLING INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO PREFERRED LLC

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO MINNESOTA INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO INVESTMENTS (CANADA) COMPANY

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO FINANCE (US) CORPORATION LLC

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO FINANCE GP

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO CANADA INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO FINANCE (CANADA) CORPORATION

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO DIRECT INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

GENERAL SCRAP PARTNERSHIP

By:	/s/ Greg Maindonald
Name:	Greg Maindonald
Title:	Chairman

PACIFIC WESTERN STEEL INC.

By:	/s/ Greg Maindonald
Name:	Greg Maindonald
Title:	Vice President

SAMETCO AUTO INC.

By:	/s/ Greg Maindonald
Name:	Greg Maindonald
Title:	Chairman

NEW GENSUBCO INC.

By:	/s/ Greg Maindonald
Name:	Greg Maindonald
Title:	President

KAR BASHER OF ALBERTA LTD.

By:	/s/ Greg Maindonald
Name:	Greg Maindonald
Title:	Chairman

GENERAL SCRAP INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO SALES INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

IPSCO SALES INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

GENLANDCO INC.

By:	/s/ Greg Maindonald
Name:	Greg Maindonald
Title:	President

IPSCO CONSTRUCTION INC.

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

WESTERN STEEL LIMITED

By:	/s/ Leslie T. Lederer
Name:	Leslie T. Lederer
Title:	Secretary

WELLS FARGO BANK, N.A.,
as Trustee

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President